UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 3, 2021
Date of Report (date of earliest event reported)

VIRTUS INVESTMENT PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10994		26-3962811
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Financial Plaza	Hartford	CT	06103
(Address of principal executive offices)			(Zip Code)
(800) 248-7971
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRTS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2021, the Company issued a press release announcing that Richard W. Smirl, age 54, joined the Company as Executive Vice President and Chief Operating Officer.

Mr. Smirl previously served as Chief Operating Officer for Russell Investments since July 2018. Prior thereto, Mr. Smirl served as Executive Director of the State of Wisconsin Investment Board from January 2018 to July 2018 and spent over 13 years at William Blair Investment Management, LLC most recently as Chief Operating Officer after having served as Chief Legal Counsel. He also served as Chief Legal Officer of Strong Capital Management, Inc. He began his career in 1992 at Keesal, Young & Logan, P.C., a Los Angeles law firm where he counseled financial services firms and specialized in securities law.

In connection with Mr. Smirl’s appointment as Executive Vice President and Chief Operating Officer, the Company and Mr. Smirl entered into an offer letter dated April 7, 2021 (the “Offer Letter”), which provides for, among other things: (i) annual base salary of $425,000; (ii) an annual incentive bonus guaranteed to be no less than the target level ($1,700,000) for 2021 subject to continued employment through the date such bonus is paid; (iii) a cash sign-on bonus payable in two increments of $250,000 each within 90 days of employment; (iv) an initial RSU sign-on award valued at $500,000 to be granted upon hire and a subsequent award of the same value to be granted on the first eligible grant date following the one-year anniversary of Mr. Smirl’s hire date; and (v) certain relocation assistance as described in the Offer Letter.

Additionally, Mr. Smirl will be eligible to participate in the Company’s Long-Term Incentive Plan (the “LTIP”) with a target award of $1,000,000 beginning in 2022. As currently structured, 50% of the LTIP award is granted in the form of PSUs that vest on the three-year anniversary of the grant date and the remaining 50% is granted in RSUs. All RSUs granted to Mr. Smirl pursuant to the Offer Letter vest in 1/3 increments per annum on the anniversary of the grant date. Upon vesting, the RSUs convert into shares of the Company’s Common Stock on a one-for-one basis.

Mr. Smirl is subject to a non-solicitation covenant with respect to the Company’s employees for one year following termination of his employment for any reason whether or not he is entitled to severance pay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated:	May 3, 2021	By:	/s/ Wendy J. Hills
		Name:	Wendy J. Hills
		Title:	Executive Vice President, Chief Legal Officer, General Counsel and Secretary